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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. and its subsidiaries on Form S-3 of our reports dated March 26, 2002 (April 26, 2002 as to Note 17), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. and its subsidiaries for the year ended February 28, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia

May 28, 2002